UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) July 23, 2008

                          COMMERCE GROUP CORP.
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         (Exact name of registrant as specified in its charter)

     Wisconsin                     1-7375                  39-6050862
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(State or other           (Commission File Number)       (IRS Employer
 jurisdiction of                                      Identification No.)
of incorporation)

         6001 North 91st Street, Milwaukee, Wisconsin  53225-1795
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     (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code:  (414) 462-5310 fax:  (414) 462-5312


                             Not Applicable
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      (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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

ITEM 8.01  OTHER EVENTS

The following news release was issued on July 23, 2008:


COMMERCE GROUP CORP. SIGNS TO MERGE WITH CHICAGO POLITICAL FIRM

MILWAUKEE, WI, July 23, 2008/PR NEWSWIRE-First Call/--Commerce Group Corp. (Commerce) (OTC Bulletin Board: CGCO.OB - News) announced today that it has signed a letter of intent to merge with privately held Voter Communications Inc., known as VoteComm (www.VoteComm.com).

Consideration would consist solely of shares of Commerce and result in a newly organized and renamed company in which VoteComm will represent the majority of the board and shares. Upon reorganization, current Commerce shareholders shall retain an "undiluted" position in the gold mining assets of Commerce.

The deal is subject to a definitive purchase agreement, certain balance sheet requirements, and any required approvals by each company's board, shareholders and the SEC. Closing is targeted for the fourth quarter 2008.

Commerce CEO Edward A. Machulak stated, "We are excited to be entering the political media and consulting industry, which we believe offers our shareholders the opportunity to benefit from a marketplace that has historically shown strong growth even through recessionary times. The VoteComm business plans would create a platform for greatly increasing value for both company's shareholders."

Stephen J. Denari, CEO of VoteComm, noted, "We are truly thrilled to have come to an agreement to merge with Commerce and thus enter the public marketplace. Having known Commerce and the Machulak family for some 40 years, I am certain there will be a smooth transition and great partnership going forward."

For the past 40 years Commerce has had an extensive gold and silver interest in the Republic of El Salvador. Its common shares are traded on the Over the Counter Bulletin Board (CGCO.OB) and on the Berlin-Bremen Stock Exchange (C9G). For more information, please visit Commerce's website at http://www.commercegroupcorp.com/news.html

FORWARD-LOOKING STATEMENTS

Certain statements in this release, and other written or oral statements made by the Company, including the use of the words "expect, "anticipate," "estimate," "project," "forecast," "outlook," "target," "objective," "plan," "goal," "pursue," "on track," and similar expressions, are "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance, or achievements of the company to be different from those expressed or implied. The Company assumes no obligation and does not intend to update these forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: competitive and general economic conditions, adverse effects of litigati on, the timely development and acceptance of services, significant changes in the competitive environment, the failure to generate or the loss of significant numbers of customers, the loss of senior management, increased government regulation or the company's failure to integrate its acquired companies to achieve the synergies and efficiencies described in the "Management's Discussion and Analysis" section of the Company's Form 10-K and other reports and filings with the Securities and Exchange Commission, which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K.

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                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              COMMERCE GROUP CORP.
                              (Registrant)

                              /s/ Edward A. Machulak
Date:  July 24, 2008         _____________________________________
                              By:  Edward A. Machulak, President

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